UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 29, 2024
JETBLUE AIRWAYS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-49728		87-0617894
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

27-01 Queens Plaza North	Long Island City	New York	11101
(Address of principal executive offices)			(Zip Code)
(718) 286-7900
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	JBLU	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 29, 2024, JetBlue Airways Corporation (“JetBlue” or the “Company”) announced the appointment of Warren Christie as Chief Operating Officer of the Company, effective February 12, 2024. Mr. Christie will lead the airline’s day-to-day operational performance, with oversight of JetBlue’s airports, flight operations (pilots), inflight experience, safety, security, system operations, and technical operations (maintenance) functions, as well as JetBlue University (“JBU”). In connection with his appointment, Mr. Christie was also designated by the Company’s Board of Directors as principal operating officer of the Company.
Mr. Christie, 57, currently serves as the Company’s Head of Safety, Security, Fleet Operations, Airports, and JBU, a position he assumed in 2022. He oversees flight operations, technical operations, and airport operations at 100+ cities, along with ground and flight safety programs, security initiatives, and JBU. His aviation career spans over 30 years. In 1988 he was commissioned as an Officer in the United States Navy where he piloted the F/A-18 Hornet. He served as a Naval Aviator and instructed at the Navy Fighter Weapons School (TOPGUN) where he led staff and student training and was responsible for the design of the graduate level strike-fighter tactics training curriculum. Mr. Christie joined the Company in 2003 and has served in various other leadership positions including: Head of Safety, Security, Fleet Operations and JBU from 2021 to 2022, Head of Safety, Security and Fleet Operations from 2019 to 2021, and prior to that, Senior Vice President, Regulatory and Training; Vice President, Operations Planning and Training; and Vice President, JBU.
In connection with Mr. Christie’s appointment, he will receive an annual base salary of $530,000 and be eligible for a bonus opportunity of 90% of base salary at target. He will also have a long-term performance-based target equity opportunity of $1,200,000, 50% in performance stock units and 50% in restricted stock units (“RSUs”), pursuant to the JetBlue Airways Corporation 2020 Omnibus Equity Incentive Plan. The RSUs will vest in three equal annual installments commencing on the first anniversary of the grant date. In addition, Mr. Christie will be eligible to continue to participate in the Company’s equity and benefit programs commensurate with other crewleaders of his level.
Mr. Christie will enter into the Company’s standard form of indemnification agreement in the form filed as Exhibit 10.15 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 2, 2021.
There are no arrangements or understandings between Mr. Christie and any other person pursuant to which he was appointed. Mr. Christie has no family relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer, and there are no transactions in which Mr. Christie has an interest requiring disclosure under Item 404(a) of Regulation S-K.
Item 7.01 Regulation FD Disclosure.
The public announcement regarding the foregoing appointment described in Item 5.02 of this Current Report on Form 8-K was made by means of a press release on January 29, 2024, which is furnished herewith as Exhibit 99.1.
The information included under this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as may be expressly set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
99.1*	Press Release of JetBlue, dated January 29, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
* Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JETBLUE AIRWAYS CORPORATION
(Registrant)

Date:	January 29, 2024	By:	/s/ Brandon Nelson
Brandon Nelson
General Counsel and Corporate Secretary